NOVAMERICAN STEEL INC. TAKES CORRECTIVE ACTIONS IN RESPONSE TO NASDAQ DETERMINATION

Norwood, MA (January 15, 2009) – Novamerican Steel Inc. (NASDAQ: TONS, TONSW) (“Novamerican” or the “Company”) today announced that it had received a Deficiency Letter (the “Letter”) from Nasdaq indicating that the Company’s recently completed exchanges of shares of common stock for outstanding warrants (“Exchanges”), which were made in reliance on guidance previously provided by Nasdaq, did not comply with the shareholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1)(D).  Nasdaq staff verbally notified the Company of such noncompliance on October 31, 2008, and, in response to this verbal notification, the Company took action to cure the deficiency by agreeing, together with certain of its stockholders, to hold a number of the shares issued in the Exchanges in escrow, thereby reducing the total number of shares issued below the 20% threshold specified in Nasdaq Marketplace Rule 4350(i)(1)(D).  The shares will remain in escrow until the Company’s 2009 Annual Meeting of Stockholders, at which time the issuance of the escrowed shares will be submitted for stockholder approval.  If such approval is obtained, the escrowed shares will be released to the appropriate stockholder.  If such approval is not obtained, the Company will unwind the relevant Exchanges, and, in connection therewith, the escrowed shares will be returned to the Company for cancellation and the Company will re-issue the relevant warrants surrendered in such Exchanges.  The Letter confirms that, subject to the public announcement requirements of Nasdaq Marketplace Rule 4803(a), the Company has regained compliance with Nasdaq Marketplace Rule 4350(i)(1)(D) and the matter is now closed.

About Novamerican Steel Inc.

Novamerican has twenty-one operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican’s flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican, visit its website at [http://www.novamerican.com].

 Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Novamerican. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Novamerican’s management, are subject to risks and uncertainties (including those described in Novamerican’s public filings with the Securities and Exchange Commission), which could cause actual results, events and circumstances to differ materially from the forward-looking statements.  The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: changes in generally accepted accounting principles; failure of Novamerican to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting Novamerican’s businesses; changes in the financial stability of major customers of Novamerican or in demand for its products and services; the failure to achieve the benefits anticipated from the recently completed transactions; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, as well as future decisions by the parties. The information set forth herein should be read in light of such risks.  In some cases, one can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  The reader is cautioned not to rely on these forward-looking statements.  Novamerican disclaims any obligation to update these forward-looking statements.

Contact:
Novamerican Steel Inc.
Karen G. Narwold, Vice President,
Chief Administrative Officer and General Counsel
Office: 646-429-1540
Cell: 917-207-7924